                                                                    EXHIBIT 99.2


--------------------------------------------------------------------------------

Products Unlimited
Corporation and Subsidiaries

Consolidated Balance Sheets as of August 31, 1997 and 1998 and the Related Consolidated Statements of Income, Stockholders' Equity, and Cash Flows for each of the Three Years in the Period Ended August 31, 1998 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Stockholders of Products Unlimited Corporation:

We have audited the accompanying consolidated balance sheets of Products Unlimited Corporation and subsidiaries (the "Company") as of August 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at August 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Chicago, Illinois

June 2, 1999

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Share Amounts)
-------------------------------------------------------------------------------

                                                                August 31,
                                                          ---------------------
                                                            1997         1998
ASSETS

CURRENT ASSETS:
  Accounts receivable (less allowance for doubtful
   accounts: 1997 - $25, 1998 - $25)                      $  7,183     $  8,328
  Inventories                                                2,885        3,117
  Advances for equipment                                       679            5
  Prepaids and other current assets                            474        1,011
                                                          --------     --------

      Total current assets                                  11,221       12,461

PROPERTY, PLANT AND EQUIPMENT - Net                         12,132       12,962

OTHER ASSETS:
  Deferred income taxes                                        430          275
  Equity investments in limited partnerships                 3,703        5,343
                                                          --------     --------

      Total other assets                                     4,133        5,618
                                                          --------     --------

TOTAL ASSETS                                              $ 27,486     $ 31,041
                                                          ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                       $  2,168     $  2,793
  Revolving credit facility                                  1,369        1,309
  Accounts payable                                           3,184        3,546
  Accrued liabilities:
    Wages and commissions                                    1,078        1,331
    Insurance                                                  589          389
    Other                                                      360          303
                                                          --------     --------

      Total current liabilities                              8,748        9,671

LONG-TERM DEBT                                               7,332        7,508
                                                          --------     --------

      Total liabilities                                     16,080       17,179

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Class B Common stock - $1.00 par value; 50,000
   shares authorized, 1,000 shares issued
   and outstanding                                               1            1
  Preferred stock - no par value; 50,000 shares
   authorized, 1,000 shares issued and outstanding
  Additional paid-in capital                                   863          863
  Notes receivable from stockholders                        (1,058)      (1,398)
  Retained earnings                                         11,600       14,396
                                                          --------     --------

      Total stockholders' equity                            11,406       13,862
                                                          --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 27,486     $ 31,041
                                                          ========     ========

See notes to consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)
--------------------------------------------------------------------------------

                                                      Year Ended August 31,
                                                  -----------------------------
                                                     1996       1997       1998
NET SALES                                         $49,745    $53,057    $57,424

COST OF SALES                                      40,554     43,142     47,833
                                                  -------    -------    -------
GROSS MARGIN                                        9,191      9,915      9,591

OPERATING EXPENSES:
 Selling expenses                                   1,986      2,195      2,381
 General and administrative expenses                2,118      2,103      1,734
 Research and development expenses                    319        307        365
                                                  -------    -------    -------
     Total operating expenses                       4,423      4,605      4,480
                                                  -------    -------    -------
OPERATING INCOME                                    4,768      5,310      5,111

INTEREST EXPENSE AND OTHER FINANCING COSTS-Net       (818)      (855)      (833)

OTHER EXPENSE-Net                                    (122)       (13)      (172)
                                                  -------    -------    -------
INCOME OF CONSOLIDATED GROUP BEFORE INCOME TAXES    3,828      4,442      4,106

INCOME TAX EXPENSE                                 (1,479)    (1,706)    (1,579)
                                                  -------    -------    -------
INCOME OF CONSOLIDATED GROUP                        2,349      2,736      2,527

EQUITY IN LOSS OF LIMITED PARTNERSHIPS-
Net of tax benefits of $116, $139, and $130 and
low income housing credits of $329, $494, and
$494 for 1996, 1997, and 1998, respectively            87        269        269
                                                  -------    -------    -------
NET INCOME                                        $ 2,436    $ 3,005    $ 2,796
                                                  =======    =======    =======

See notes to consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Dollars in Thousands Except Share Amounts)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Notes
                                                                                    Additional Receivable               Total
                                                     Common Stock   Preferred Stock   Paid-in      From     Retained Stockholders'
                                                   Shares   Amount  Shares  Amount    Capital  Stockholders Earnings    Equity
BALANCES - August 31, 1995                          1,000   $    1   1,000            $863                   $ 6,159    $ 7,023

  Issuance of notes receivable from stockholders                                               $  (157)                    (157)
  Net income                                                                                                   2,436      2,436
                                                   ------   ------  ------  ------    ----     -------       -------    -------

BALANCES - August 31, 1996                          1,000        1   1,000             863        (157)        8,595      9,302

  Issuance of notes receivable from stockholders                                                  (901)                    (901)
  Net income                                                                                                   3,005      3,005
                                                   ------   ------  ------  ------    ----     -------       -------    -------

BALANCES - August 31, 1997                          1,000        1   1,000             863      (1,058)       11,600     11,406

  Issuance of notes receivable from stockholders                                                  (340)                    (340)
  Net income                                                                                                   2,796      2,796
                                                   ------   ------  ------  ------    ----     -------       -------    -------

BALANCES - August 31, 1998                          1,000   $    1   1,000            $863     $(1,398)      $14,396    $13,862
                                                   ======   ======  ======  ======    ====     =======       =======    =======

See notes to consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                                           Year Ended August 31,
                                                                   -----------------------------------
                                                                      1996        1997         1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $ 2,436      $ 3,005      $ 2,796
  Adjustments to reconcile net income to net
    cash from operating activities:
    Depreciation and amortization                                     2,075        2,716        3,111
    Deferred income taxes                                               116          (37)         155
    Loss (gain) on disposal of property, plant and equipment                          25           10
    Equity in loss of limited partnerships                              358          364          355
    Changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable                       (2,414)       1,256       (1,145)
    Decrease (increase) in inventories                                 (160)         550         (232)
    Decrease (increase) in advances for equipment                                   (679)         674
    Decrease (increase) in prepaids and other current assets           (359)         427         (537)
    Increase (decrease) in accounts payable                           1,251       (1,356)         362
    Increase (decrease) in accrued wages and commissions                392          177          253
    Increase (decrease) in accrued insurance                             13          266         (200)
    Increase (decrease) in accrued other liabilites                    (386)          45          (57)
                                                                    -------      -------      -------

       Net cash provided by operating activities                      3,322        6,759        5,545

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment                          (3,418)      (5,709)      (4,139)
  Proceeds from disposal of property, plant and equipment                             75          188
  Investments in and contributions to limited partnerships           (3,464)        (961)      (1,995)
                                                                    -------      -------      -------

       Net cash used in investing activities                         (6,882)      (6,595)      (5,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under revolving credit facility           306         (900)         (60)
  Borrowings under long-term debt agreements                          4,776        3,712        2,969
  Principal payments under long-term debt agreements                 (1,365)      (2,075)      (2,168)
  Funds advanced to stockholders represented by noted receivable       (157)        (901)        (340)
                                                                    -------      -------      -------

       Net cash provided by (used in) financing activities            3,560         (164)         401
                                                                    -------      -------      -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    --           --           --

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            --           --           --
                                                                    -------      -------      -------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $   --       $   --       $   --
                                                                    =======      =======      =======

SEE NOTES 6 AND 8 FOR INTEREST AND TAXES PAID, RESPECTIVELY

See notes to consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless Specified, Dollars In Thousands Except Share Amounts)
--------------------------------------------------------------------------------

1.   BUSINESS DESCRIPTION

     Products Unlimited Corporation and subsidiaries, an Iowa corporation (the "Company"), is engaged in the design, manufacture and distribution of electro-mechanical products primarily to the heating, ventilating, and air conditioning ("HVAC") industry. Manufacturing and assembly operations are performed primarily in Sterling, Illinois; Guttenberg, Iowa; Prophetstown, Illinois; and Sabula, Iowa.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation - The accompanying consolidated financial statements include the following: Products Unlimited Corporation, GW Industries, Inc., Marc Enterprises, Inc., Products Unlimited Export Corporation, and S.O.L. Industries, Inc. All intercompany transactions have been eliminated in consolidation.

     Equity Investments in Limited Partnerships - The Company records its investments in real estate limited partnerships (the "Limited Partnerships"), which invest in low income housing properties and related tax credits, on the equity method. Acquisition, selection and other costs related to the acquisition of the Limited Partnerships are capitalized to the investment account and are being amortized on a straight-line basis over the estimated lives of the underlying assets, which is 27.5 years.

     Cash and Cash Equivalents - All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

     Revenue Recognition - Sales and the related cost of sales generally are recognized upon shipment of products sold, net of estimated discounts and allowances.

     Warranty Costs - Estimated warranty costs are provided based on known claims and historical claims experience.

     Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property, Plant and Equipment - Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 39 years.

     Income Taxes - The Company accounts for income taxes using an asset and liability approach as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. An allowance is provided whenever management believes it is more likely than not that tax benefits will not be utilized.

     Employee Benefit Plans - The Company maintains a qualified 401(k) plan to provide retirement benefits to substantially all employees. Employees can elect to withhold between 1% and 15% of their pre-tax earnings. The plan provides for the employer to match 50% of all employee contributions up to 5% of the employees' annual salary.

     Long-Lived Assets - The Company analyzes the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the Company determines it is unable to recover the carrying value of the assets, the assets will be written down using an appropriate method. Management does not believe current events or circumstances provide evidence to suggest that carrying values have been impaired.

     Research and Development - Research and development costs are charged to expense as incurred.

     Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Examples of significant estimates and assumptions made in the preparation of these financial statements include the Company's allowance for doubtful accounts, reserves for inventory obsolescence, warranty accrual, insurance-related accruals, and provision for losses, if any, to be incurred on fixed price sales contracts.

     Commodity Contracts - The Company uses options and swaps, individually or in combination, to reduce the effects of fluctuations in raw material prices of copper and silver. All contracts meet the risk reduction and correlation criteria and are recorded using hedge accounting. Effectiveness is measured based upon high correlation between commodity gains and losses on the contracts and those on the firm commitment. Under hedge accounting, the gain or loss on the hedge is deferred and recorded as a component of the underlying inventory purchase. Deferred gains or losses were not significant at August 31, 1997 and 1998. Differences between the contract price and market price are settled monthly. The fair value of open contracts was not significant at August 31, 1997 and 1998.

     Fair Value of Financial Instruments - The estimated fair values of the Company's financial instruments, including primarily cash and cash equivalents, accounts receivable and accounts payable, approximate their carrying values at August 31, 1997 and 1998, due to their nature. The fair value of the Company's indebtedness is estimated using the current rates that would be available for such a borrowing.

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable. The Company's customers are concentrated in the HVAC industry. The Company's customers are not concentrated in any specific geographical region. The Company generally does not require customers to provide collateral related to such accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors relating to the credit risk of specific customers, historical trends and other information.

     New Accounting Standards - The Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for all fiscal quarters beginning after June 15, 2000. The new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has not determined at this time what impact, if any, that this new accounting standard will have on its financial statements.

     In 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which must be adopted by fiscal year 1999. These Statements will have no effect on the Company's financial position or net income.

3.   INVENTORIES

     Inventories consist of the following at August 31:

                                                   1997         1998
     Finished goods                               $  872       $1,168
     Work-in-process                                 851        1,083
     Raw materials and supplies                    1,162          866
                                                  ------       ------

     Total                                        $2,885       $3,117
                                                  ======       ======


4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at August 31:


                                                          1997       1998
     Leasehold improvements                             $   752    $   643
     Machinery and equipment                             17,814     20,324
                                                        -------    -------

                                                         18,566     20,967
     Less accumulated depreciation and amortization      (6,434)    (8,005)
                                                        -------    -------

     Total                                              $12,132    $12,962
                                                        =======    =======

     Property, plant and equipment generally are depreciated using the following lives: leasehold improvements - lesser of term of lease or useful lives, generally 5 to 39 years; and machinery and equipment - 3 to 10 years.

5.   EQUITY INVESTMENTS IN LIMITED PARTNERSHIPS

     The Company owned an equity investment in three Limited Partnerships as of August 31, 1998. Two of the interests were acquired in 1995 and one in 1998. The Limited Partnerships owned as of August 31, 1998, invest in residential low income rental projects consisting of 101 apartment units. The mortgage loans on these projects are payable to banks and the other liabilities consist of fees payable to the developers and contractors.

     The Company, as a limited partner of the Limited Partnerships, is entitled to 99% of the profits and losses in the Limited Partnerships.

     Equity in losses of Limited Partnerships are recognized in the financial statements until the limited partnership account is reduced to a zero balance. Losses incurred after the limited partnership investment account is reduced to zero are not recognized. No cumulative amount of unrecognized equity in losses exists for any of the years presented.

     Distributions from the Limited Partnerships are accounted for as a return of capital until the investment balance is reduced to zero. Subsequent distributions are recognized as income.

     The difference between the investment per the accompanying balance sheets at August 31, 1997 and 1998, and the equity per the Limited Partnerships' combined financial statements is due primarily to costs capitalized to the investment account and minimal distributions recognized as income.

     Selected financial information for the combined financial statements of the Limited Partnerships, at August 31, 1997 and 1998 and for each of the three years in the period ended August 31, 1998, is as follows:

                                                             August 31,
                                                       --------------------
               Balance Sheets                           1997          1998
      Land and buildings, net                          $6,343        $7,711
      Total assets                                      6,769         7,730
      Mortgage payable                                  1,896         2,316
      Total liabilities                                 3,029         2,379
      Equity of the limited                             3,740         5,351
       partnerships

                                                Year Ended August 31,
                                          ---------------------------------
          Statements of Operations         1996         1997          1998
      Total revenues                      $  33         $ 365         $ 360
      Interest expense                      221           249           177
      Depreciation and amortization          76           231           231
      Total expenses                        395           733           719
      Net loss                             (362)         (368)         (359)

     In contemplation of the sale of the Company to Communications Instruments, Inc., the Company sold its equity investments in Limited Partnerships to a syndication fund, a nonrelated third party, on February 13, 1999 (see Note
     13).

6.   INDEBTEDNESS

     Indebtedness consists of the following at August 31:

                                                                                             1997          1998
     Revolving credit facility with Firstar Bank, Iowa, .50% below prime rate
      announced by Firstar                                                                $ 1,369       $ 1,309
                                                                                          =======       =======
     Long-term debt:
       Note payable to Firstar Bank, Iowa, 8.00% interest rate, due October 1, 1997       $    77
       Note payable to Firstar Bank, Iowa, 8.25% interest rate, due April 1, 2001           5,719       $ 4,328
       Note payable to Firstar Bank, Iowa, 7.75% interest rate, due January 1, 2002         2,704         2,174
       Note payable to Firstar Bank, Iowa, 8.25% interest rate, due July 1, 2002            1,000           840
       Note payable to Firstar Bank, Iowa, 7.35% interest rate, due August 1, 2003                        2,959
                                                                                          -------       -------
                                                                                            9,500        10,301
       Less - current portion                                                              (2,168)       (2,793)
                                                                                          -------       -------
     Total                                                                                $ 7,332       $ 7,508
                                                                                          =======       =======

     Long-term debt maturities at August 31, 1998 are as follows:

     1999                                                                                               $ 2,793
     2000                                                                                                 3,024
     2001                                                                                                 2,652
     2002                                                                                                 1,186
     2003                                                                                                   646
     Thereafter
                                                                                                        -------
     Total                                                                                              $10,301
                                                                                                        =======

     The Company has a revolving credit facility with Firstar Bank, Iowa. As of August 31, 1998, the Company could borrow up to $5,000 under this facility. All indebtedness requires monthly principal and interest payments until maturity when any remaining principal balance and interest shall be due. The revolving credit facility is secured by inventory, accounts receivable, and equipment. Remaining indebtedness is collateralized by all assets of the Company. The Company was in compliance with all debt covenants or received necessary waivers at August 31, 1997 and 1998.

     The carrying value of indebtedness approximates fair value because the floating interest rates reflect market rates and the fixed rates approximate market rates currently available to the Company for similar indebtedness.

     Interest paid amounted to $807, $925 and $877 for the years ended August 31, 1996, 1997 and 1998, respectively.

     All the indebtedness referred to above was retired in connection with Communications Instruments, Inc. purchase of the Company on March 19, 1999 (see Note 13).

7.   LEASES

     The Company leases four manufacturing facilities from the stockholders of the Company (see Note 12) under noncancelable operating leases which have remaining terms from one to five years and which provide for various renewal options. The Company also leases a third party warehouse on a monthly basis based upon square footage occupied. No formal agreement exists for this lease. Total rent expense charged to operations for all operating leases was $509, $524 and $521 for the years ended August 31, 1996, 1997 and 1998, respectively.

     Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at August 31, 1998 are as follows:

      1999                                                   $523
      2000                                                    370
      2001                                                     17
                                                             ----
       Total                                                 $910
                                                             ====

     The four manufacturing facilities leased by the Company from the stockholders were purchased by Communications Instruments, Inc. on March 19, 1999 (see Note 13).

8.   INCOME TAXES

     The significant components of income tax expense are:


                                                            August 31,
                                                -----------------------------------
                                                 1996          1997           1998
      Current tax expense:
        Federal                                 $1,094        $1,411         $1,153
        State                                      269           332            271
                                                ------        ------         ------

      Total current tax expense                  1,363         1,743          1,424

      Deferred tax expense (benefit)               116           (37)           155
                                                ------        ------         ------

      Total tax expense                         $1,479        $1,706         $1,579
                                                ======        ======         ======


     Income tax payments amounted to $1,276, $1,471 and $1,156 for the years ended August 31, 1996, 1997 and 1998, respectively.

     The Company's effective tax rate differs from the statutory rate for the following reasons:


                                                                        Year Ended August 31,
                                                             -------------------------------------------
                                                                   1996          1997           1998

       Provision at statutory federal tax rate                     34.0%         34.0%          34.0%
       Effective state income tax rate                              4.3           4.3            4.3
       Nondeductible meals, entertainment and penalties             0.3           0.1            0.1
                                                                   ----          ----           ----
                                                                   38.6%         38.4%          38.4%
                                                                   ====          ====           ====

     Deferred income taxes consisted of the following at August 31:

                                                                  1997   1998
Current deferred tax assets:
  Inventory costs capitalization                                  $ 154  $  45
  Other                                                              67     67
                                                                  -----  -----
Total current deferred tax assets                                   221    112
                                                                  -----  -----

Long-term deferred tax assets:
  Fixed assets                                                       45     64
  Accrued expenses                                                  164     99
                                                                  -----  -----

Total long-term deferred tax assets                                 209    163
                                                                  -----  -----

Deferred tax assets, net                                          $ 430  $ 275
                                                                  =====  =====

9.   COMMITMENTS AND CONTINGENCIES

     From time to time, the Company is a party to certain lawsuits and administrative proceedings that arise in the conduct of its business. While the outcome of these lawsuits and proceedings cannot be predicted with certainty, management believes that the lawsuits and proceedings, either singularly or in the aggregate, would not have a material adverse effect on the financial condition or results of operations of the Company.

10.  EMPLOYEE BENEFITS

     The Company has a 401(k) tax deferred retirement investment plan in which employees can elect to withhold between 1% and 15% of their pre-tax earnings. The plan is offered to all employees who have completed at least six (6) months of service with the Company and have completed at least 1000 hours of service during those six months. The plan has a 100% vesting clause in which all employee contributions and Company match amounts immediately vest. The Company matches 50% of all employees contributions up to 5% of the employees' annual salary. Employer contributions amounted to $114, $129 and $156 for the years ended August 31, 1996, 1997, and 1998.

     During 1996, the Company adopted a continuous improvement profit sharing plan in order to reward employees for improvements in the Company's operating results. All employees participate in the plan in which annual pay-out is determined by the stockholders of the Company, based upon a profitability indicator. This profitability indicator corresponds to a bonus amount as a percent of an employees' annual salary. Continuous improvement bonuses amounted to $81, $106 and $221 for the years ended August 31, 1996, 1997, and 1998.

     The Company also provides annual bonuses to certain key members of management. These bonuses are determined on a discretionary basis by the stockholders of the Company using factors such as length of service and contributions to key facets of the Company's operations. In addition to the annual bonus, another discretionary bonus is given to one key member of management for his role in the automation and reengineering of certain plants. Total discretionary bonuses amounted to $499, $624 and $587 for the years ended August 31, 1996, 1997, and 1998.

11.  SIGNIFICANT CUSTOMERS AND SUPPLIERS

     The Company's top ten customers constitute approximately 57%, 55% and 56% of net sales in 1996, 1997 and 1998, respectively. No single customer has accounted for more than 10% of the Company's net sales since 1996. The Company maintains both formal and informal sales agreements with its top ten customers, which are a mix of annual renewals and long-term contracts renewed on an annual basis.

     The Company's top ten suppliers constitute approximately 75% of purchases in 1996, 1997 and 1998. Copper wire, lamination steel, transformer bobbins, plastics and stampings are the primary materials purchased from these suppliers.

12.  RELATED PARTY TRANSACTIONS

     The Company has numerous related party loans. The total outstanding balance disclosed below includes the Company's payment of life insurance premiums on behalf of the stockholders, in addition to other loaned amounts. The remaining balances represent loans with certain key employees. The following represents the outstanding principal balance for each individual as of August 31, 1997 and 1998:

       Related Party                                               1997        1998
       Gary Schreiner, stockholder                                 $ 922      $1,248
       Edward Chernoff, stockholder                                  150         150
       Steve Schreiner, employee                                      31
       Ben Shade, employee                                            26          18

     The Company purchases a majority of its production machinery and equipment from Eagle Automation, which is wholly owned by a stockholder of the Company. The following reflects the Company's transactions with Eagle Automation over the three years ended August 31, 1998:

       Transactions with Eagle Automation            1996         1997         1998
       Purchases from                               $3,084        $3,573      $2,044
       Net payable to, at August 31                                  479           5
       Advances to, at August 31                                                 200

     The Company's largest customer is Motors & Armatures, a company that is wholly owned by a stockholder of the Company. The following reflects the Company's transactions with Motors & Armatures over the three years ended August 31, 1998:

       Transactions with Motors & Armatures          1996         1997         1998
       Sales to                                     $5,239        $5,026      $5,288
       Net receivable from, at August 31               367           322         474

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On March 19, 1999, Communications Instruments, Inc. ("CII") purchased all of the outstanding equity securities of the Company (the "Stock Purchase"). Pursuant to the Stock Purchase Agreement, CII paid approximately $59,400. In addition, if the Company achieves certain sales targets for the 12-month periods ending December 31, 1999 and 2000, CII will make additional payments to the former stockholders of the Company not to exceed $4,000 in the aggregate.

     In connection with the Stock Purchase by CII, all the Company's indebtedness, including the revolving credit facility and notes payable to Firstar Bank of Cedar Rapids, Iowa, was paid in full.

     In connection with the Stock Purchase by CII, CII acquired four manufacturing facilities previously leased by the Company from the former stockholders of the Company.

     The Company sold its equity investments in real estate limited partnerships that invest in low income housing properties and related tax credits on February 13, 1999, for approximately $2,700, as such investments were excluded from the terms of the Stock Purchase Agreement. The sale of these investments resulted in a significant loss of approximately $2,600 to the Company, which management believes is attributable primarily to conditions of the sale that did not favor the Company, including, among other things, the limited time in which the sale could take place.

                                  * * * * * *

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Dollars in Thousands Except Share Amounts)
--------------------------------------------------------------------------------

                                                                    February 28,
                                                                        1999
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                           $  1,573
  Accounts receivable (less allowance for doubtful accounts: $25)       11,379
  Inventories                                                            4,407
  Prepaids and other current assets                                      1,576
                                                                      --------

      Total current assets                                              18,935

PROPERTY, PLANT AND EQUIPMENT - Net                                     14,906

DEFERRED INCOME TAXES                                                      275
                                                                      --------

TOTAL ASSETS                                                          $ 34,116
                                                                      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                                   $  2,793
  Revolving credit facility                                              5,524
  Accounts payable                                                       3,283
  Accrued liabilities:
    Wages and commissions                                                1,031
    Insurance                                                              504
    Other                                                                  326
                                                                      --------

      Total current liabilities                                         13,461

LONG-TERM DEBT                                                           7,063
                                                                      --------

      Total liabilities                                                 20,524

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Class B Common stock - $1.00 par value; 50,000 shares
   authorized, 1,000 shares issued and outstanding                           1
  Preferred stock - no par value; 50,000 shares authorized,
   1,000 shares issued and outstanding
  Additional paid-in capital                                               863
  Notes receivable from stockholders                                    (1,863)
  Retained earnings                                                     14,591
                                                                      --------

      Total stockholders' equity                                        13,592
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 34,116
                                                                      ========

See notes to condensed consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands)
-------------------------------------------------------------------------------

                                                             Six Months Ended
                                                               February 28,
                                                           --------------------
                                                            1998         1999
NET SALES                                                  $25,696      $30,877

COST OF SALES                                               21,244       25,430
                                                           -------      -------

GROSS MARGIN                                                 4,452        5,447

OPERATING EXPENSES:
  Selling expenses                                           1,236        1,228
  General and administrative expenses                          859          969
  Research and development expenses                            185          162
                                                           -------      -------

      Total operating expenses                               2,280        2,359
                                                           -------      -------

OPERATING INCOME                                             2,172        3,088

INTEREST EXPENSE AND OTHER FINANCING COSTS - Net              (416)        (441)

OTHER INCOME - Net                                               4           24
                                                           -------      -------

INCOME OF CONSOLIDATED GROUP BEFORE INCOME TAXES             1,760        2,671

INCOME TAX EXPENSE                                            (665)      (1,003)
                                                           -------      -------

INCOME OF CONSOLIDATED GROUP                                 1,095        1,668

EQUITY IN LOSS OF LIMITED PARTNERSHIPS -
Net of tax benefits of $94 and $29 and low income
 housing credits of $247 and $247 for 1998 and 1999,
 respectively                                                   91          201

LOSS ON DISPOSAL OF LIMITED PARTNERSHIPS - Net of tax
 benefit of $940                                                         (1,674)
                                                           -------      -------

NET INCOME                                                 $ 1,186      $   195
                                                           =======      =======

See notes to condensed consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
(Dollars in Thousands Except Share Amounts)
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Notes
                                                                                                Additional     Receivable
                                                        Common Stock        Preferred Stock      Paid-in          From
                                                      Shares     Amount    Shares     Amount     Capital      Stockholders
BALANCES - August 31, 1998                             1,000     $    1     1,000                  $863         $(1,398)

  Increases to notes receivable from stockholders                                                                  (465)
  Net income
                                                      ------     ------    ------     ------       ----         -------

BALANCES - February 28, 1999                           1,000     $    1     1,000                  $863         $(1,863)
                                                      ======     ======    ======     ======       ====         =======

-------------------------------------------------------------------------------

                                                                      Total
                                                      Retained    Stockholders'
                                                      Earnings       Equity
BALANCES - August 31, 1998                             $14,396       $13,862

  Increases to notes receivable from stockholders                       (465)
  Net income                                               195           195
                                                       -------       -------

BALANCES - February 28, 1999                           $14,591       $13,592
                                                       =======       =======

See notes to condensed consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars In Thousands)
------------------------------------------------------------------------------------------
                                                                         Six Months Ended
                                                                           February 28,
                                                                         -----------------
                                                                           1998      1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                             $ 1,186   $   195
  Adjustments to reconcile net income to net cash
    from operating activities:
    Depreciation and amortization                                          1,578     1,795
    Equity in (income) loss of limited partnerships                          250        75
    Loss on disposal of limited partnerships                                         2,614
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable                          (1,748)   (3,051)
      Decrease (increase) in inventories                                   1,189    (1,290)
      Decrease (increase) in advances for equipment                          679         5
      Decrease (increase) in prepaids and other current assets              (829)     (565)
      Increase (decrease) in accounts payable                               (668)     (263)
      Increase (decrease) in accrued wages and commissions                  (320)     (300)
      Increase (decrease) in accrued insurance                                16       115
      Increase (decrease) in accrued other liabilities                       923        23
                                                                         -------   -------

          Net cash provided by (used in) operating activities              2,256      (647)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                              (1,581)   (3,739)
  Investments in and contributions to limited partnerships                  (700)
  Proceeds from disposal of limited partnerships                                     2,654
                                                                         -------   -------

          Net cash used in investing activities                           (2,281)   (1,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under revolving credit facility              1,259     4,215
  Borrowings under long-term debt agreements                                           950
  Principal payments under long-term debt agreements                      (1,089)   (1,395)
  Funds advanced to stockholders under notes receivable                     (145)     (465)
                                                                         -------   -------

          Net cash provided by financing activities                           25     3,305
                                                                         -------   -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          --     1,573

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                --        --
                                                                         -------   -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $    --   $ 1,573
                                                                         =======   =======


See notes to condensed consolidated financial statements.

PRODUCTS UNLIMITED CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in Thousands)
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The condensed consolidated financial statements have been prepared from the Company's books and records without audit and are subject to year-end adjustments. The condensed financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of information for the interim periods presented. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in this filing. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

2.   INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of the following at February 28, 1999:

       Finished goods                                             $1,775
       Work-in-process                                             2,312
       Raw materials and supplies                                    320
                                                                  ------
       Total                                                      $4,407
                                                                  ------

3.   CONTINGENCIES

     From time to time, the Company is a party to certain lawsuits and administrative proceedings that arise in the conduct of its business. While the outcome of the lawsuits and proceedings cannot be predicted with certainty, management believes that the lawsuits and proceedings, either singularly or in the aggregate, will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

4.   NEW ACCOUNTING PRONOUNCEMENTS

     In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 is effective for fiscal years beginning after December 15, 1997, or the Company's fiscal year ending August 31, 1999. SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The requirements of this statement only impact financial statement disclosure. Accordingly, this statements will have no impact on the Company's financial position or the results of its operations.

     Also in 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. It establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is assessing the impact this statement will have on its statement of financial position and the results of its operations.

5.   SUBSEQUENT EVENTS

     On March 19, 1999, Communications Instruments, Inc. ("CII") purchased all of the outstanding equity securities of the Company (the "Stock Purchase"). Pursuant to the Stock Purchase Agreement, CII paid approximately $59,400. In addition, if the Company achieves certain sales targets for the 12-month periods ending December 31, 1999 and 2000, CII will make additional payments to the former stockholders of the Company not to exceed $4,000 in the aggregate.

     In connection with the Stock Purchase by CII, all the Company's indebtedness, including the revolving credit facility and notes payable to Firstar Bank of Cedar Rapids, Iowa, was paid in full.

     In connection with the Stock Purchase by CII, CII acquired four manufacturing facilities previously leased by the Company from the former stockholders of the Company.

     The Company sold its equity investments in limited partnerships that invest in low income housing properties and related tax credits on February 13, 1999, for approximately $2,700, as such investments were excluded from the terms of the Stock Purchase Agreement. The sale of these investments resulted in a loss of approximately $2,600 to the Company, which management believes is attributable primarily to conditions of the sale which did not favor the Company, including, among other things, the limited time in which the sale could take place.

                                  * * * * * *